UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2009

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Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

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Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3025 Orchard Parkway San Jose, California 95134 (Address of Principal Executive Offices)
(408) 321-6000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 15, 2009, Tessera Technologies, Inc. ("Tessera") issued a press release announcing that the Administrative Law Judge (ALJ) in the U.S. International Trade Commission (ITC) action brought by Tessera against certain DRAM manufacturers, Investigation No. 337-TA-630 (DRAM ITC action), has extended the deadline for issuing the Initial Determination in the action from July 17, 2009 to August 28, 2009, due to his request for certain supplemental briefings from the parties involved in the DRAM ITC Action. The requested supplemental briefing will address only the effect, if any, of the ITC's Final Determination finding infringement of Tessera's patents in Investigation No. 337-TA-605 (Wireless ITC action) on the infringement analysis in the DRAM ITC Action. The date for issuance of the Final Determination in the DRAM ITC Action has been extended from Nov. 17, 2009 to Dec. 29, 2009.

The foregoing description is qualified in its entirety by reference to the registrant's Press Release dated June 15, 2009, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Exhibit No.	Description
99.1	Press Release dated June 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2009

TESSERA TECHNOLOGIES, INC.

By:	/s/ Henry R. Nothhaft
Name:	Henry R. Nothhaft
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 15, 2009